Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports Fourth Quarter and Full Year 2022 Results
ORLANDO, Fla. (March 1, 2023) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its fourth quarter and full year 2022 results.

Fourth quarter highlights1
•Total contract sales were $634 million.
•Member count was 519,000. Consolidated Net Owner Growth (NOG) for the 12 months ended Dec. 31, 2022, was 3.9%.
•Total revenues for the fourth quarter were $992 million compared to $838 million for the same period in 2021.
◦Total revenues were affected by a net deferral of $3 million in the current period compared to a net deferral of $34 million in the same period in 2021.
•Net income for the fourth quarter was $78 million compared to $75 million for the same period in 2021.
◦Adjusted net income for the fourth quarter was $118 million compared to $105 million for the same period in 2021.
◦Net income and adjusted net income were affected by a net deferral of $1 million in the current period compared to a net deferral of $17 million in the same period in 2021.
•Diluted EPS for the fourth quarter was $0.67 compared to $0.62 for the same period in 2021.
◦Adjusted diluted EPS for the fourth quarter was $1.01 compared to $0.86 for the same period in 2021.
◦Diluted EPS and adjusted diluted EPS were affected by a net deferral of $1 million in the current period compared to a net deferral of $17 million in the same period in 2021, or $(0.01) and $(0.14) per share in the current period and the same period in 2021, respectively.
•Adjusted EBITDA for the fourth quarter was $252 million compared to $264 million for the same period in 2021.
◦Adjusted EBITDA was affected by a net deferral of $1 million in the current period compared to a net deferral of $17 million in the same period in 2021.
•During the quarter, the Company repurchased 2.5 million shares of common stock for $100 million. Through Feb. 24, the Company has repurchased an additional 2 million shares for $80 million, and currently has $148 million remaining of the $500 million repurchase plan approved by the Board in May 2022.
Full Year 2023 Outlook
•The Company expects full-year 2023 Adjusted EBITDA excluding deferrals and recognitions to be in a range of $1,090 million to $1,120 million.

"We delivered a strong finish to what has been a transformational year for HGV,” said Mark Wang, president and CEO of Hilton Grand Vacations. “During 2022 we introduced innovative new programs, launched our new membership club, HGV Max, and made material progress in the integration of Diamond Resorts. In addition, for the year we generated record contract sales, EBITDA, and cash flow, while returning a significant amount of capital to shareholders. We’re excited about the year ahead and we’re focused on leveraging our progress to drive additional growth across our platform, further enhancing value for our members as well as our shareholders."
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Diamond Acquisition

On Aug. 2, 2021 (The “Acquisition Date”), HGV completed the acquisition of Dakota Holdings, Inc., the parent of Diamond Resorts International (“Diamond”) (the “Diamond Acquisition”). HGV completed the acquisition by exchanging 100% of the outstanding equity interests of Diamond for shares of HGV common stock. Pre-existing HGV shareholders owned approximately 72% of the combined company after giving effect of the Diamond Acquisition, with certain funds controlled by Apollo Global Management Inc. (“Apollo”) and other minority shareholders, who previously owned 100% of Diamond, holding approximately 28% at the time the Diamond Acquisition was completed.

Diamond’s portfolio consists of resort properties that the Company manages, which are included in one of Diamond’s single- and multi-use trusts (collectively, the “Diamond Collections” or “Collections”), or are Diamond-branded resorts in which the Company owns inventory. It also includes affiliated resorts and hotels, which the Company does not manage, and which do not carry the Diamond brand but are a part of Diamond’s network and, through THE Club® and other Club offerings (the “Diamond Clubs”), are available for its members to use as vacation destinations.

The financial results in this report include Diamond’s results of operations beginning on the Acquisition Date. The Company refers to Diamond’s business and operations that were acquired as “Legacy-Diamond” or “Diamond,” and HGV’s operations as “Legacy-HGV,” which is inclusive of operations that existed both prior to and following the Diamond Acquisition.
Overview

For the quarter ended Dec. 31, 2022, diluted EPS was $0.67 compared to $0.62 for the quarter ended Dec. 31, 2021. Net income and Adjusted EBITDA were $78 million and $252 million, respectively, for the quarter ended Dec. 31, 2022, compared to net income and Adjusted EBITDA of $75 million and $264 million, respectively, for the quarter ended Dec. 31, 2021. Total revenues for the quarter ended Dec. 31, 2022, were $992 million compared to $838 million for the quarter ended Dec. 31, 2021.

Net income and Adjusted EBITDA for the quarter ended Dec. 31, 2022, included a net deferral of $1 million relating to the sales of intervals at Maui Bay Villas Phase III, which were under construction during the period. The Company anticipates recognizing these revenues and related expenses in 2023 when it expects to complete this project.
Consolidated Segment Highlights – Fourth quarter of 2022
Real Estate Sales and Financing

For the quarter ended Dec. 31, 2022, Real Estate Sales and Financing segment revenues were $595 million, an increase of $120 million compared to the quarter ended Dec. 31, 2021. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $199 million and 33.4%, respectively, for the quarter ended Dec. 31, 2022, compared to $185 million and 38.9%, respectively, for the quarter ended Dec. 31, 2021. Results in the fourth quarter of 2022 improved due to an increase in tour flow and VPG versus the prior year along with lower provision and reportability adjustments.

Real Estate Sales and Financing segment Adjusted EBITDA reflects a reduction of $1 million due to the net deferral of sales and related expenses of VOIs under construction at the Maui Bay Villas Phase III project for the quarter ended Dec. 31, 2022, compared to $17 million of net deferral of sales related to the Maui Bay Villas Phase IB and The Beach Resort Sesoko Phase II projects for the quarter ended Dec. 31, 2021.

Contract sales for the quarter ended Dec. 31, 2022, increased $113 million to $634 million compared to the quarter ended Dec. 31, 2021. For the quarter ended Dec. 31, 2022, tours increased by 21.9% and VPG increased by 1.3% compared to the quarter ended Dec. 31, 2021. For the quarter ended Dec. 31, 2022, fee-for-service contract sales represented 32.3% of contract sales compared to 25.9% for the quarter ended Dec. 31, 2021.

Financing revenues for the quarter ended Dec. 31, 2022, increased by $15 million compared to the quarter ended Dec. 31, 2021. This was driven primarily by the increase related to interest income on the timeshare financing receivables. The Company experienced an increase in the timeshare financing receivables balance along with an increase in the weighted average interest rate for the originated portfolio of 100 basis points as of Dec. 31, 2022, compared to Dec. 31, 2021.

Resort Operations and Club Management

For the quarter ended Dec. 31, 2022, Resort Operations and Club Management segment revenue was $327 million, an increase of $30 million compared to the quarter ended Dec. 31, 2021. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $131 million and 40.1%, respectively, for the quarter ended Dec. 31, 2022, compared to $141 million and 47.5%, respectively, for the quarter ended Dec. 31, 2021. Compared to the prior-year period revenue in the fourth quarter of 2022 increased due to growth in our member base and strong rental performance. These improvements were more than offset by an increase in the Company's Rental and Ancillary segment operating expenses owing to an increase in member activity, along with elevated developer maintenance fees as HGV sells through recently opened inventory.
Inventory
The estimated value of the Company’s total contract sales pipeline is approximately $11 billion at current pricing.
The total pipeline includes approximately $6 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining approximately $5 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.
Owned inventory represents 85% of the Company’s total pipeline. Approximately 54% of the owned inventory pipeline is currently available for sale.
Fee-for-service inventory represents 15% of the Company’s total pipeline. Approximately 55% of the fee-for-service inventory pipeline is currently available for sale.
With 24% of the pipeline consisting of just-in-time inventory and 15% consisting of fee-for-service inventory, capital-efficient inventory represents 39% of the Company’s total contract sales pipeline.
Balance Sheet and Liquidity
Total cash and cash equivalents were $555 million as of Dec. 31, 2022, including $332 million of restricted cash.
As of Dec. 31, 2022, the Company had $2,651 million of corporate debt, net outstanding with a weighted average interest rate of 6.14% and $1,102 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.54%.
As of Dec. 31, 2022, the Company’s liquidity position consisted of $223 million of unrestricted cash and $959 million remaining borrowing capacity under the revolver facility.
As of Dec. 31, 2022, HGV has $652 million remaining borrowing capacity in total under the Timeshare Facility. Of this amount, HGV has $279 million of mortgage notes that are available to be securitized and another $338 million of mortgage notes that the Company expects will become eligible as soon as it meets typical milestones including receipt of first payment, deeding, or recording.
Free cash flow was $(62) million for the quarter ended Dec. 31, 2022, compared to $118 million for the same period in the prior year. Adjusted free cash flow was $(92) million for the quarter ended Dec. 31, 2022, compared to $193 million for the same period in the prior year. Adjusted free cash flow for the quarter ended Dec. 31, 2022, includes add-backs of $38 million for acquisition-related costs.
As of Dec. 31, 2022, the Company’s total net leverage on a trailing 12-month basis was approximately 2.36x.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2022
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(42)	$(10)	$86	$(3)	$31
Cost of VOI sales (deferrals) recognitions(1)	(13)	(5)	30	(1)	11
Sales and marketing expense (deferrals) recognitions	(7)	(1)	13	(1)	4
Net construction (deferrals) recognitions(2)	$(22)	$(4)	$43	$(1)	$16

Net income	$51	$73	$150	$78	$352
Interest expense	33	35	37	37	142
Income tax expense	20	41	54	14	129
Depreciation and amortization	60	64	57	63	244
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	2	—	2
EBITDA	164	213	300	192	869
Other loss (gain), net	(1)	2	(2)	2	1
Share-based compensation expense	11	15	14	6	46
Acquisition and integration-related expense	13	17	19	18	67
Impairment expense (reversal)	3	(3)	—	17	17
Other adjustment items(3)	12	29	7	17	65
Adjusted EBITDA	$202	$273	$338	$252	$1,065

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2021
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(32)	$(42)	$241	$(34)	$133
Cost of VOI sales (deferrals) recognitions(1)	(10)	(13)	73	(12)	38
Sales and marketing expense (deferrals) recognitions	(4)	(7)	35	(5)	19
Net construction (deferrals) recognitions(2)	$(18)	$(22)	$133	$(17)	$76

Net income	$(7)	$9	$99	$75	$176
Interest expense	15	17	42	31	105
Income tax (benefit) expense	(6)	3	49	47	93
Depreciation and amortization	11	12	48	55	126
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	—	—	1
EBITDA	14	41	238	208	501
Other loss, net	1	1	20	4	26
Share-based compensation expense	4	14	14	16	48
Acquisition and integration-related expense	15	14	54	23	106
Impairment expense	1	—	1	—	2
Other adjustment items(3)	7	—	13	13	33
Adjusted EBITDA	$42	$70	$340	$264	$716
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on March 1, 2023, at 11 a.m. (ET) to discuss fourth quarter results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through March 8, 2023. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13735178. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.

HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.

For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.

HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including Adjusted Net Income or Loss, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

The Company refers to Deferral Adjusted EBITDA guidance, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.

About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. As one of Hilton’s 19 premier brands, Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 725,000 owners. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit www.corporate.hgv.com.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA and Adjusted EBITDA
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Adjusted Net Income or Loss and Adjusted Diluted EPS

Adjusted Net Income or Loss and Adjusted Diluted EPS, presented herein, is calculated as net income further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted Net Income or Loss and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income or Loss and Adjusted Diluted EPS is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization. While the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Summary of Significant Accounting Policies in our consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended December 31, 2022, for additional information on Sales of VOIs, net.
Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is contributed to a trust.
NOG or Net Owner Growth represents the year-over-year change in membership.
Real estate profit represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate profit margin is calculated by dividing real estate profit by sales revenue. The Company considers this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.
Sales revenue represents Sale of VOIs, net and fee-for-service commissions and brand fees earned from the sale of fee-for-service intervals.
Fee-for-service commissions and brand fees, net represents commissions and brand fees earned from the sale of fee-for-service intervals net of related reserves.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$223	$432
Restricted cash	332	263
Accounts receivable, net	511	302
Timeshare financing receivables, net	1,767	1,747
Inventory	1,159	1,240
Property and equipment, net	798	756
Operating lease right-of-use assets, net	76	70
Investments in unconsolidated affiliates	72	59
Goodwill	1,416	1,377
Intangible assets, net	1,277	1,441
Land and infrastructure held for sale	—	41
Other assets	373	280
TOTAL ASSETS	$8,004	$8,008
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$1,007	$673
Advanced deposits	150	112
Debt, net	2,651	2,913
Non-recourse debt, net	1,102	1,328
Operating lease liabilities	94	87
Deferred revenues	190	237
Deferred income tax liabilities	659	670
Total liabilities	5,853	6,020

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of December 31, 2022 and 2021	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 113,628,706 shares issued and outstanding as of December 31, 2022 and 119,904,001 shares issued and outstanding as of December 31, 2021	1	1
Additional paid-in capital	1,582	1,630
Accumulated retained earnings	529	357
Accumulated other comprehensive income	39	—
Total equity	2,151	1,988
TOTAL LIABILITIES AND EQUITY	$8,004	$8,008

HILTON GRAND VACATIONS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share and share data)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenues
Sales of VOIs, net	$361	$286	$1,491	$883
Sales, marketing, brand and other fees	163	133	620	385
Financing	71	56	267	183
Resort and club management	155	148	534	340
Rental and ancillary services	160	144	626	342
Cost reimbursements	82	71	297	202
Total revenues	992	838	3,835	2,335
Expenses
Cost of VOI sales	67	59	274	213
Sales and marketing	297	221	1,146	653
Financing	37	22	103	65
Resort and club management	43	35	161	80
Rental and ancillary services	153	116	579	267
General and administrative	54	59	212	151
Acquisition and integration-related expense	18	23	67	106
Depreciation and amortization	63	55	244	126
License fee expense	34	23	124	80
Impairment expense	17	—	17	2
Cost reimbursements	82	71	297	202
Total operating expenses	865	684	3,224	1,945
Interest expense	(37)	(31)	(142)	(105)
Equity in earnings from unconsolidated affiliates	4	3	13	10
Other (loss) gain, net	(2)	(4)	(1)	(26)
Income before income taxes	92	122	481	269
Income tax expense	(14)	(47)	(129)	(93)
Net income	$78	$75	$352	$176
Earnings per share(1):
Basic	$0.68	$0.63	$2.98	$1.77
Diluted	$0.67	$0.62	$2.93	$1.75
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Operating Activities
Net income	$78	$75	$352	$176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63	55	244	126
Amortization of deferred financing costs, acquisition premiums and other	18	20	52	39
Provision for financing receivables losses	39	44	142	121
Impairment expense	17	—	17	2
Other loss (gain), net	2	7	3	14
Share-based compensation	6	16	46	48
Deferred income tax (benefit) expense	(37)	49	(38)	58
Equity in earnings from unconsolidated affiliates	(4)	(3)	(13)	(10)
Return on investment in unconsolidated affiliates	—	—	—	2
Net changes in assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(113)	(22)	(177)	(124)
Timeshare financing receivables, net	(83)	(56)	(224)	(92)
Inventory	(1)	26	100	15
Purchases and development of real estate for future conversion to inventory	(4)	(8)	(8)	(33)
Other assets	(13)	(14)	(34)	48
Accounts payable, accrued expenses and other	37	(53)	294	(48)
Advanced deposits	12	(3)	37	(8)
Deferred revenues	(33)	(1)	(46)	(166)
Net cash (used in) provided by operating activities	(16)	132	747	168
Investing Activities
Acquisition of Diamond, net of cash and restricted cash acquired	—	(7)	—	(1,592)
Capital expenditures for property and equipment	(33)	(7)	(58)	(18)
Software capitalization costs	(13)	(7)	(39)	(21)
Net cash used in investing activities	(46)	(21)	(97)	(1,631)
Financing Activities
Issuance of debt	40	300	40	2,950
Issuance of non-recourse debt	98	168	769	264
Repayment of debt	(3)	(311)	(313)	(1,154)
Repayment of non-recourse debt	(166)	(125)	(990)	(359)
Debt issuance costs	(1)	(9)	(13)	(70)
Repurchase and retirement of common stock	(110)	—	(272)	—
Payment of withholding taxes on vesting of restricted stock units	—	(1)	(8)	(6)
Proceeds from employee stock plan purchases	3	—	5	1
Proceeds from stock option exercises	—	3	2	13
Other	1	(1)	(2)	(3)
Net cash (used in) provided by financing activities	(138)	24	(782)	1,636
Effect of changes in exchange rates on cash, cash equivalents & restricted cash	11	(4)	(8)	(4)
Net (decrease) increase in cash, cash equivalents and restricted cash	(189)	131	(140)	169
Cash, cash equivalents and restricted cash, beginning of period	744	564	695	526
Cash, cash equivalents and restricted cash, end of period	$555	$695	$555	$695

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(16)	$132	$747	$168
Capital expenditures for property and equipment	(33)	(7)	(58)	(18)
Software capitalization costs	(13)	(7)	(39)	(21)
Free Cash Flow	$(62)	$118	$650	$129
Non-recourse debt activity, net	(68)	43	(221)	(95)
Acquisition and integration-related expense	18	23	67	106
Other adjustment items(1)	20	9	67	10
Adjusted Free Cash Flow	$(92)	$193	$563	$150
(1) Includes capitalized acquisition and integration-related costs.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenues:
Real estate sales and financing	$595	$475	$2,378	$1,451
Resort operations and club management	327	297	1,197	700
Total segment revenues	922	772	3,575	2,151
Cost reimbursements	82	71	297	202
Intersegment eliminations	(12)	(5)	(37)	(18)
Total revenues	$992	$838	$3,835	$2,335

HILTON GRAND VACATIONS INC.
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net income	$78	$75	$352	$176
Interest expense	37	31	142	105
Income tax expense	14	47	129	93
Depreciation and amortization	63	55	244	126
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	2	1
EBITDA	192	208	869	501
Other loss (gain), net	2	4	1	26
Share-based compensation expense	6	16	46	48
Acquisition and integration-related expense	18	23	67	106
Impairment expense	17	—	17	2
Other adjustment items(1)	17	13	65	33
Adjusted EBITDA	$252	$264	$1,065	$716

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$199	$185	$865	$537
Resort operations and club management(2)	131	141	463	353
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	3	3	15	11
License fee expense	(34)	(23)	(124)	(80)
General and administrative(3)	(47)	(42)	(154)	(105)
Adjusted EBITDA	$252	$264	$1,065	$716
Adjusted EBITDA profit margin	25.4%	31.5%	27.8%	30.7%
EBITDA profit margin	19.4%	24.8%	22.7%	21.5%
(1)Includes costs associated with restructuring, one-time charges and other non-cash items. For the three and twelve months ended December 31, 2022, this amount also includes the amortization of premiums resulting from the Diamond Acquisition.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Tour flow	141,610	116,123	517,117	298,044
VPG	4,350	4,294	4,432	4,332
Owned contract sales mix	67.7%	74.1%	70.9%	68.6%
Fee-for-service contract sales mix	32.3%	25.9%	29.1%	31.4%

Contract sales	$634	$521	$2,381	$1,352
Adjustments:
Fee-for-service sales(1)	(205)	(135)	(693)	(424)
Provision for financing receivables losses	(39)	(44)	(142)	(121)
Reportability and other:
Net recognition of sales of VOIs under construction(2)	(3)	(34)	31	133
Fee-for-service sale upgrades, net	4	6	18	14
Other(3)	(30)	(28)	(104)	(71)
Sales of VOIs, net	$361	$286	$1,491	$883
Plus:
Fee-for-service commissions and brand fees, net	119	74	412	236
Sales revenue	480	360	1,903	1,119

Cost of VOI sales	67	59	274	213
Sales and marketing expense, net(4)	242	163	886	479
Real Estate expense	309	222	1,160	692
Real Estate profit	$171	$138	$743	$427
Real Estate profit margin	35.6%	38.3%	39.0%	38.2%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	163	133	620	385
Less:
Marketing revenue and other fees	44	59	208	149
Fee-for-service commissions and brand fees, net	$119	$74	$412	$236
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net recognition of revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Just-In-Time Contract Sales Mix	15%	17%	15%	20%
Fee-For-Service Contract Sales Mix	32%	26%	29%	31%
Total Capital-Efficient Contract Sales Mix(1)	47%	43%	44%	51%
(1)Diamond contract sales are related to developed properties and therefore are not included in capital efficient contract sales.

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Interest income(1)	$65	$49	$235	$157
Other financing revenue	6	7	32	26
Financing revenue	71	56	267	183
Consumer financing interest expense	21	8	47	30
Other financing expense	16	14	56	35
Financing expense	37	22	103	65
Financing profit	$34	$34	$164	$118
Financing profit margin	47.9%	60.7%	61.4%	64.5%
(1)For the three and twelve months ended December 31, 2022, this amount includes $6 million and $33 million, respectively, of amortization of the premium related to the acquired timeshare financing receivables resulting from the Diamond Acquisition.

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Years Ended December 31,
	2022	2021
Total members	518,602	499,067
Consolidated Net Owner Growth (NOG)(1)	19,535	—
Consolidated Net Owner Growth % (NOG)(1)	3.9%	—
(1)Consolidated NOG is a trailing-twelve-month concept for which the twelve months ended in 2022 includes member count for Legacy-HGV, Legacy-DRI, and HGV Max members on a consolidated basis. This consolidated trailing-twelve-month concept is not applicable for the twelve months ended 2021.

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Club management revenue	$77	$70	$227	$168
Resort management revenue	78	78	307	172
Resort and club management revenues	155	148	534	340
Club management expense	11	10	42	28
Resort management expense	32	25	119	52
Resort and club management expenses	43	35	161	80
Resort and club management profit	$112	$113	$373	$260
Resort and club management profit margin	72.3%	76.4%	69.9%	76.5%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Rental revenues	$150	$131	$586	$315
Ancillary services revenues	10	13	40	27
Rental and ancillary services revenues	160	144	626	342
Rental expenses	143	104	544	242
Ancillary services expense	10	12	35	25
Rental and ancillary services expenses	153	116	579	267
Rental and ancillary services profit	$7	$28	$47	$75
Rental and ancillary services profit margin	4.4%	19.4%	7.5%	21.9%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Sales of VOIs, net	$361	$286	$1,491	$883
Sales, marketing, brand and other fees	163	133	620	385
Financing revenue	71	56	267	183
Real estate sales and financing segment revenues	595	475	2,378	1,451
Cost of VOI sales	(67)	(59)	(274)	(213)
Sales and marketing expense, net	(297)	(221)	(1,146)	(653)
Financing expense	(37)	(22)	(103)	(65)
Marketing package stays	(12)	(5)	(37)	(18)
Share-based compensation	2	2	11	9
Other adjustment items	15	15	36	26
Real estate sales and financing segment adjusted EBITDA	$199	$185	$865	$537
Real estate sales and financing segment adjusted EBITDA profit margin	33.4%	38.9%	36.4%	37.0%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Resort and club management revenues	$155	$148	$534	$340
Rental and ancillary services	160	144	626	342
Marketing package stays	12	5	37	18
Resort and club management segment revenue	327	297	1,197	700
Resort and club management expenses	(43)	(35)	(161)	(80)
Rental and ancillary services expenses	(153)	(116)	(579)	(267)
Share-based compensation	—	2	5	5
Other adjustment items	—	(7)	1	(5)
Resort and club segment adjusted EBITDA	$131	$141	$463	$353
Resort and club management segment adjusted EBITDA profit margin	40.1%	47.5%	38.7%	50.4%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME AND
ADJUSTED DILUTED EARNINGS PER SHARE - DILUTED (Non-GAAP)
(in millions except share data)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net income	$78	$75	$352	$176
Income tax expense	14	47	129	93
Income before income taxes	92	122	481	269
Certain items:
Other loss (gain), net	2	4	1	26
Impairment expense	17	—	17	2
Acquisition and integration-related expense	18	23	67	106
Other adjustment items(1)	17	13	65	20
Adjusted income before income taxes	$146	$162	$631	$423
Income tax expense	(28)	(57)	(167)	(132)
Adjusted net income	$118	$105	$464	$291

Weighted average shares outstanding
Diluted (millions)	116	122	120	101
Earnings per share(2):
Diluted	$0.68	$0.62	$2.93	$1.75
Adjusted diluted	$1.01	$0.86	$3.88	$2.88
(1)Includes costs associated with restructuring, one-time charges and other non-cash items. For the three and twelve months ended December 31, 2022, this amount also includes the amortization of premiums resulting from the Diamond Acquisition.
(2)Earnings per share amounts are calculated using whole numbers.